UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

650 East Swedesford Rd Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2005, Kenexa Corporation, a Pennsylvania corporation (the “Company”), entered into a Third Amendment and Modification to the Revolving Credit and Security Agreement  (“the Third Amendment”) with PNC Bank, N.A., originally dated July 15, 2003, and as amended on October 10, 2003 and March 22, 2005.  The Third Amendment increases the maximum amount available under the credit facility from $10 million to $25 million, including a sublimit of up to $2 million for letters of credit.  The Company expects to use borrowings under the credit facility to fund, in part, the Company’s recently announced acquisition of Webhire and for general corporate purposes, including working capital, letters of credit and permitted future acquisitions.

The Company’s borrowings under the credit facility will bear interest at tiered rates based upon the ratio of Net Funded Debt to EBITDA of Kenexa Technology, Inc., a wholly-owned subsidiary of the Company, as defined in the Third Amendment.  The Company may also elect interest rates on its borrowings calculated by reference to LIBOR plus a margin based upon the ratio of Kenexa Technology’s Net Funded Debt to EBITDA ratio.  Interest on LIBOR borrowings is calculated on an actual/360 day basis and is paid on the last day of each interest period.  LIBOR advances will be available for periods of 1,2,3 or 6 months.  LIBOR pricing will be adjusted for any statutory reserves.  The credit facility will terminate on December 31, 2008, at which time all outstanding borrowings must be repaid, and all outstanding letters of credit, if any, must be cash collateralized.

A copy of the Third Amendment is attached hereto as Exhibit 10.24 and is incorporated herein by reference. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance

The information set forth under item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.24       Third Amendment and Modification to the Revolving Credit and Security Agreement dated December 29, 2005 between Kenexa Technology, Inc. and PNC Bank, National Association.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: December 30, 2005	By :	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.24	Third Amendment and Modification to the Revolving Credit and Security Agreement dated December 29, 2005 between Kenexa Technology, Inc. and PNC Bank, National Association.